Exhibit 99.1

Supplemental Unaudited Historical Combined Financial Information

The following supplemental unaudited historical combined financial information have been prepared by Coty Inc. (“Coty”) to give effect to the merger (the “Merger”) of Green Acquisition Sub Inc. (“Merger Sub”) with and into Galleria Co. (“Galleria Company”), with Galleria Company surviving the merger and becoming a wholly owned subsidiary of Coty, as contemplated by the Transaction Agreement, dated as July 8, 2015, as amended (the “Transaction Agreement”), by and among The Procter & Gamble Company (“P&G”), Galleria Company, Coty and Merger Sub. The Merger was completed on October 1, 2016. As used herein, “P&G Specialty Beauty Business” refers to the business of P&G and its subsidiaries relating to P&G’s global fine fragrances, salon professional, cosmetics and retail hair color businesses, along with select hair styling brands, excluding (i) the Dolce & Gabbana and Christina Aguilera fragrance licenses (the “Excluded Brands”) that were not acquired by Coty in the Merger, and (ii) the Rochas, Laura Biagiotti, Naomi Campbell and Giorgio Beverly Hills brands that were divested by P&G, and the Puma brand, which was discontinued by P&G (the divested and discontinued brands together, the “Divested Brands”).

The supplemental unaudited historical combined financial information is presented giving effect to the completion of the Merger as if it had occurred as of July 1, 2015, the beginning of the annual period presented. The supplemental unaudited historical combined financial information is derived from P&G Specialty Beauty Business’ audited historical combined statements of operations for the fiscal year ended June 30, 2016 with Coty’s audited historical statement of consolidated operations for the year ended June 30, 2016, and P&G Specialty Beauty Business’ unaudited interim condensed combined financial statements for the quarters presented with Coty’s unaudited condensed consolidated financial statements for the quarters presented.

The combined financial information presented below is derived by adding the financial information for Coty and P&G Specialty Beauty Business for the periods presented. The supplemental unaudited historical combined financial information has been prepared for illustrative purposes only, and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated on the date indicated, nor is necessarily indicative of the results of operations that may be expected for any future period or date. Coty and P&G Specialty Beauty Business may have performed differently had they actually been combined during the periods presented.

The supplemental unaudited historical combined financial information does not include any adjustments related to potential profit improvements, potential cost savings or adjustments to fully conform to the accounting policies of Coty.

Combined Net Revenues:

	For the three months ended				For the year ended
(In millions)	September 30, 2015	December 31, 2015	March 30, 2016	June 30, 2016	June 30, 2016
Combined Net Revenues:
Luxury	$765	$904	$631	$629	$2,929
Consumer Beauty	$1,027	$1,146	$940	$1,127	$4,240
Professional Beauty	$393	$413	$365	$414	$1,585
Total Combined Net Revenues	$2,185	$2,463	$1,936	$2,170	$8,754

Coty Net Revenues(1):
Luxury	$478	$549	$407	$402	$1,836
Consumer Beauty	$569	$597	$488	$609	$2,263
Professional Beauty	$65	$65	$56	$64	$250
Coty Net Revenues	$1,112	$1,211	$951	$1,075	$4,349

P&G Specialty Beauty Business Net Revenues(2):
Luxury	$287	$354	$223	$227	$1,091
Consumer Beauty	$458	$550	$453	$518	$1,979
Professional Beauty	$328	$348	$309	$350	$1,335
P&G Specialty Beauty Business Net Revenues:	$1,073	$1,252	$985	$1,095	$4,405
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(1)	Includes the financial impact of Coty’s acquisition of 100% of the net assets of the personal care and beauty business of Hypermarcas S.A. from February 1, 2016.
(2)	Represents P&G Specialty Beauty Business net revenues excluding the Excluded Brands and the Divested Brands as set forth in the table below.

	FY 2016
(In millions)	Q1	Q2	Q3	Q4	FY Total
Net revenues	$1,219	$1,404	$1,092	$1,196	$4,911
Carve-Out of Excluded Brands and Divested Brands	(146)	(152)	(107)	(101)	(506)
P&G Specialty Beauty Business Net Revenues	$1,073	$1,252	$985	$1,095	$4,405

Combined Reported to Adjusted Operating Income:

To supplement the financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Coty uses non-GAAP financial measures including Adjusted operating income. Coty believes these non-GAAP financial measures better enable management and investors to analyze and compare operating performance from period to period.

Adjusted operating income excludes restructuring costs and business structure realignment programs, amortization expense, acquisition-related costs, the impact of accounting modifications from liability plan accounting to equity plan accounting as a result of amended and restated share-based compensation plans, asset impairment charges and other adjustments as described below. Reported operating margin represents reported operating income as a percent of Net revenues. Adjusted operating margin represents Adjusted operating income as a percent of Net revenues. Coty does not consider these items to be reflective of the Company’s core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance. They are primarily incurred to realign the Company’s operating structure and integrate new acquisitions, and fluctuate based on specific facts and circumstances. These non-GAAP financial measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

	For the year ended June 30, 2016
(In millions)	Reported (GAAP)	Adjustments	Adjusted (Non-GAAP)
Combined Operating Income:
Luxury	$260	($50)	$210
Consumer Beauty	$547	$15	$562
Professional Beauty	$159	$28	$187
Corporate	($524)	$524	$0
Total Combined Operating Income	$442	$517	$959

Combined Operating Margin:
Luxury	8.9%		7.2%
Consumer Beauty	12.9%		13.3%
Professional Beauty	10.0%		11.8%
Corporate	N/A		N/A
Total Combined Operating Margin	5.0%		11.0%

Coty Inc. Operating Income:
Luxury	$229	$59	$288
Consumer Beauty	$246	$12	$258
Professional Beauty	$68	$9	$77
Corporate	($289)	$289	$0
Coty Inc. Operating Income	$254	$369	$623

Coty Inc. Operating Margin:
Luxury	12.5%		15.7%
Consumer Beauty	10.9%		11.4%
Professional Beauty	27.2%		30.8%
Corporate	N/A		N/A
Total Combined Operating Margin	5.8%		14.3%
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P&G Specialty Beauty Business Operating Income:
Luxury	$31	($109)	($78)
Consumer Beauty	$301	$3	$304
Professional Beauty	$91	$19	$110
Corporate	($235)	$235	$0
P&G Specialty Beauty Business Operating Income	$188	$148	$336

P&G Specialty Beauty Business Operating Margin:
Luxury	2.8%		(7.1%)
Consumer Beauty	15.2%		15.4%
Professional Beauty	6.8%		8.2%
Corporate	N/A		N/A
P&G Specialty Beauty Business Operating Margin	4.3%		7.6%

Reconciliation of Reported Operating Income to Adjusted Operating Income:

(In millions)	For the year ended June 30, 2016
Combined Reconciliation to Adjusted Operating Income:
Costs related to acquisition activities	$252	(i)
Restructuring and other business realignment costs	$160	(ii)
Amortization expense	$106	(iii)
Termination fee	$83	(vii)
Asset impairment charges	$54	(iv)
Share-based compensation expense adjustment	$1	(v)
Gain on sale of asset	(25)	(vi)
Operating income of Excluded Brands and Divested Brands	(114)	(viii)
Total Adjustments:	$517

Coty Inc. Reconciliation to Adjusted Operating Income:
Costs related to acquisition activities	$198	(i)
Restructuring and other business realignment costs	$110	(ii)
Amortization expense	$79	(iii)
Share-based compensation expense adjustment	$1	(v)
Asset impairment charges	$6	(iv)
Gain on sale of asset	(25)	(vi)
Total Adjustments	$369

P&G Specialty Beauty Business Reconciliation to Adjusted Operating Income:
Termination fee	$83	(vii)
Costs related to acquisition activities	$54	(i)
Restructuring and other business realignment costs	$50	(ii)
Asset impairment charges	$48	(iv)
Amortization expense	$27	(iii)
Operating income of Excluded Brands and Divested Brands	(114)	(viii)
Total Adjustments	$148

(i)	Cost related to acquisition activities: Coty excludes acquisition-related costs and acquisition accounting impacts such as those related to transaction costs and costs associated with the revaluation of acquired inventory in connection with business
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combinations because these costs are unique to each transaction. The nature and amount of such costs vary significantly based on the size and timing of the acquisitions and the maturities of the businesses being acquired. Also, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of such expenses, may not be indicative of the size, complexity and/or volume of any future acquisitions.
(ii)	Restructuring and other business realignment costs: Coty excludes costs associated with restructuring and business structure realignment programs to allow for comparable financial results to historical operations and forward-looking guidance. In addition, the nature and amount of such charges vary significantly based on the size and timing of the programs. By excluding the above referenced expenses from the non-GAAP financial measures, management is able to evaluate Coty’s ability to utilize existing assets and estimate their long-term value. Furthermore, management believes that the adjustment of these items supplement the GAAP information with a measure that can be used to assess the sustainability of Coty’s operating performance.
(iii)	Amortization expense: Coty excludes the impact of amortization of finite-lived intangible assets, as such non-cash amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of these items supplement the GAAP information with a measure that can be used to assess the sustainability of Coty’s operating performance. Although Coty excludes amortization of intangible assets from the non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.
(iv)	Asset impairment charges: Coty excludes the impact of asset impairments as such non-cash amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of these items supplement the GAAP information with a measure that can be used to assess the sustainability of Coty’s operating performance.
(v)	Share-based compensation expense adjustment: Coty excludes the impact of the fiscal 2013 accounting modification from liability plan to equity plan accounting for the share-based compensation plans as well as other share-based compensation transactions that are not reflective of the ongoing and planned pattern of recognition for such expense.
(vi)	Gain on sale of assets: Coty has excluded costs associated with gains on sales of assets which are not part of Coty’s ongoing business. The Company does not expect these items to occur, either as a result of the nature or size, as part of Coty’s normal business on a regular basis. Coty’s management believes that the exclusion of such amounts allows management and readers of the financial statements to further understand the financial results.
(vii)	Termination fee: Reflects adjustment to remove one-time termination fees as the fees relate to the termination and sale of Dolce & Gabbana fragrance license which is excluded from the Merger.
(viii)	Operating income of Excluded Brands and Divested Brands: Reflects adjustments to remove the results from the Excluded Brands and the Divested Brands as these brands were not transferred with the P&G Specialty Beauty Business.
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